Exhibit 99.1

News Release

Contacts:

Leslie S. Magee
Chief Financial Officer
225-298-5261
lmagee@he-equipment.com

Kevin S. Inda
Corporate Communications, Inc.
407-566-1180
kevin.Inda@cci-ir.com

H&E Equipment Services Prices $250 Million of Senior Unsecured Notes

BATON ROUGE, LA — (July 28, 2006) — H&E Equipment Services, Inc. (NASDAQ:HEES) announced today that it has priced $250 million aggregate principal amount of senior unsecured notes due 2016. The annual interest rate on the notes will be 8 3/8%.

The Company will use the net proceeds of the offering, together with cash on hand and borrowings under its existing senior secured credit facility, to consummate its previously-announced cash tender offer and consent solicitation for its 11 1/8% Senior Secured Notes due 2012, and 12 1/2% Senior Subordinated Notes due 2013. The offering of the notes is expected to close on or about August 4, 2006.

The notes will be offered and sold in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”). The offering of the notes, which is subject to market and other conditions, will be made within the United States only to qualified institutional buyers, and outside the United States to non-U.S. investors (as defined for purposes of Regulation S). The notes and related guarantees will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This announcement is for informational purposes only and shall not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of the notes or related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom. The tender offer and consent solicitation is being made solely by the offer to purchase and consent solicitation statement, letter of transmittal and related materials. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About H&E Equipment Services

The Company is one of the largest integrated equipment services companies in the United States with 47 full-service facilities throughout the Intermountain, Southwest, Gulf Coast, West Coast and Southeast regions of the United States. The Company is focused on heavy construction and industrial equipment and rents, sells and provides parts and service support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, and on-site parts, repair and maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and service operations.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. Among the forward-looking statements included in this release are the Company’s planned offering. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) general economic conditions and construction activity in the markets where we operate in North America; (2) relationships with new equipment suppliers; (3) increased maintenance and repair costs; (4) our substantial leverage; (5) the risks associated with the expansion of our business; (6) our possible inability to integrate any businesses we acquire; (7) competitive pressures; (8) compliance with laws and regulations, including those relating to environmental matters; (9) the financials statements for the second quarter 2006 are not yet completed and, accordingly, the selected financial data provided above is subject to adjustment, and (10) other factors discussed in our public filings, including the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

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